Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary Name	State of Incorporation/Formation
Macquarie Infrastructure Company Inc. (d/b/a Macquarie Infrastructure Company (US))	Delaware
Macquarie Yorkshire LLC	Delaware
Communications Infrastructure LLC	Delaware
South East Water LLC	Delaware
Atlantic Aviation FBO Holdings LLC (fka Macquarie FBO Holdings LLC)	Delaware
MIC European Financing Sarl	Luxembourg
Macquarie District Energy Holdings LLC	Delaware
Macquarie Americas Parking Corporation	Delaware
Macquarie Gas Holdings LLC	Delaware
Macquarie Terminal Holdings LLC	Delaware
Futura Natural Gas LLC	Delaware
Seacoast Holdings (PCAAH), Inc.	Delaware
Atlantic Aviation FBO, Inc. (fka North America Capital Holding Company)	Delaware
Mercury Air Centers, Inc.	Delaware
Rifle Air, LLC	Colorado
Eagle Aviation Resources, Ltd.	Nevada
Macquarie Airports North America Inc.	Delaware
Macquarie Aviation North America Inc.	Delaware
Macquarie Aviation North America 2 Inc.	Delaware
Trajen Holdings, Inc.	Delaware
ILG Avcenter, Inc.	Delaware
BTV Avcenter, Inc.:	Delaware
Atlantic Aviation Holding Corporation	Delaware
Atlantic Aviation Corporation	Delaware
Atlantic Aviation Flight Support, Inc.	Delaware
Bridgeport Airport Services, Inc	Connecticut
Atlantic Aviation Philadelphia, Inc.	Delaware
COAI Holdings, LLC	Delaware
Charter Oak Aviation, Inc.	Connecticut
BASI Holdings, LLC	Delaware
Brainard Airport Services, Inc	Connecticut
AAC Subsidiary, LLC	Delaware
Executive Air Support, Inc	Delaware
Flightways of Long Island Inc. (d/b/a Million Air)	New York
FLI Subsidiary, LLC	Delaware
General Aviation, LLC	Louisiana
General Aviation of New Orleans, LLC	Louisiana
General Aviation Holdings LLC	Delaware
Newport FBO Two LLC	Delaware
Palm Springs FBO Two, LLC	Delaware
Trajen Funding, Inc.	Delaware
Trajen Limited, LLC	Delaware
Trajen FBO, LLC	Delaware
Trajen Flight Support, LP	Delaware
Waukesha Flying Services, Inc.	Wisconsin
Sierra Aviation, Inc.	Oklahoma
Atlantic SMO Holdings LLC	Delaware
Atlantic SMO GP LLC	Delaware
ProAir Aviation Maintenance, LLC	Delaware
Supermarine of Stewart LLC	Delaware
Aviation Contract Services, Inc	California
Supermarine Investors, Inc.	California
Supermarine of Santa Monica, a California Limited Partnership	California
Mercury Air Center-Burbank, Inc.	California
Corporate Wings-CGF, LLC	Ohio
Mercury Air Center-Johns Island, LLC	South Carolina
Mercury Air Center-Nashville, LLC	Delaware
Mercury Air Center-Peachtree-Dekalb, LLC	Georgia
SBN, Inc.	Indiana
Mercury Air Center-Charleston, LLC	South Carolina
Mercury Air Center-Jackson, LLC	Mississippi
Mercury Air Center-Los Angeles, Inc.	California
Mercury Air Center-Newport News, LLC	Virginia
Mercury Air Center-Santa Barbara, Inc.	California
Corporate Wings-Hopkins, LLC	Ohio
Mercury Air Center-Addison, Inc.	Texas
Mercury Air Center-Birmingham, LLC	Alabama
Mercury Air Center-Bakersfield, Inc.	California
Mercury Air Center-Corpus Christi, Inc.	Texas
Mercury Air Center-Fort Wayne, LLC	Indiana
Mercury Air Center-Hartsfield, LLC	Georgia
Mercury Air Center-Fresno, Inc.	California
Mercury Air Center-Ontario, Inc.	California
Mercury Air Center-Reno, LLC	Nevada
Mercury Air Center-Tulsa, LLC	Oklahoma
Mercury Air Center-Hopkins, LLC	Ohio
MAC Acquisitions LLC	Delaware
JetSouth LLC	Alabama
SJJC Aviation Services, LLC	Delaware
SJJC FBO Services, LLC	Delaware
SJJC Airline Services, LLC	Delaware
Jet Center Property Services, LLC	Delaware
ACM Property Services, LLC	Delaware
ACM Aviation, LLC	Delaware
Rifle Jet Center, LLC	Colorado
Rifle Jet Center Maintenance, LLC	Colorado
Parking Company of America Airports Holdings, LLC	Delaware
PCAA Parent, LLC	Delaware
RCL Properties, LLC	Pennsylvania
PCAA Properties, LLC	Delaware
PCAA Oakland, LLC (fka PCAA Chicago Holdings, LLC)	Delaware
Parking Company of America Airports, LLC	Delaware
PCAA GP, LLC	Delaware
PCAA LP, LLC	Delaware
PCA Airports, Ltd.	Texas
Parking Company of America Airports Phoenix, LLC	Delaware
PCAA Chicago, LLC	Delaware
Airport Parking Management, LLC (fka Airport Parking Management Inc.)	Delaware
PCAA Missouri, LLC	Delaware
PCAA SP, LLC	Delaware
PCAA SP-OK, LLC	Delaware
Macquarie HGC Investment LLC	Hawaii
HGC Investment Corporation	Delaware
HGC Holdings LLC	Hawaii
The Gas Company LLC	Hawaii
Macquarie District Energy Inc.	Delaware
Thermal Chicago Corporation	Delaware
MDE Thermal Technologies Inc.	Illinois
Northwind Chicago LLC	Delaware
ETT National Power, Inc.	Illinois
Northwind Midway LLC	Delaware
ETT Nevada, Inc.	Nevada
Northwind Aladdin LLC	Nevada